UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 2, 2013

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

333 Continental Boulevard, El Segundo, California		90245-5012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 252-2000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2013, Mattel, Inc. (“Mattel”) entered into an offer letter with Peter D. Gibbons, age 52, who will be appointed Executive Vice President, Global Operations, effective April 9, 2013. Mr. Gibbons will report to Mattel’s Chief Executive Officer, Bryan Stockton. Prior to joining Mattel, Mr. Gibbons served as Executive Vice President Global Supply Chain Operations of Starbucks Corporation (“Starbucks”) from July 2008 to November 2012. He served as Senior Vice President Global Manufacturing Operations of Starbucks Coffee Company from February 2007 to July 2008. Mr. Gibbons brings more than 20 years of international experience in leading manufacturing and supply chain operations. He was responsible for the supply of all the products that contributed to the Starbucks experience at every Starbucks store around the world. He managed manufacturing, engineering, procurement, distribution, planning, transportation, inventory management and coffee and tea sourcing. As part of the Starbucks transformation, Mr. Gibbons re-organized the global supply chain to improve fulfillment, increase speed-to-market, lower cost of goods and develop long-term supply chain capability.

Upon the commencement of his employment, Mr. Gibbons will receive an annual base salary of $600,000. His annual target bonus under the Mattel Incentive Plan will be 65% of his base salary. In addition, he will receive an equity grant of restricted stock units (“RSUs”) on April 9, 2013 valued at $200,000, which will be converted into a number of shares by dividing the value by the fair market value of Mattel’s common stock on the grant date. The RSUs will vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, subject to Mr. Gibbons’ continued service with Mattel through the applicable vesting dates. To assist with his relocation from Ohio to Mattel’s headquarters in California, Mr. Gibbons will receive a special mobility bonus of $150,000, which he is required to repay if within two years he voluntarily terminates his employment or is discharged for cause. Mr. Gibbons is also eligible to receive benefits under Mattel’s standard relocation package for executives, which includes, but is not limited to, travel, temporary accommodations, shipment of household goods, home sale assistance and expense reimbursement. Mr. Gibbons is required to reimburse Mattel for the cost of these relocation services if within one year he voluntarily terminates his employment or is discharged for cause. Mr. Gibbons will also receive a monthly car allowance in the amount of $2,000 for his automobile expenses.

There are no family relationships between Mr. Gibbons and any director or executive officer of Mattel, and there are no transactions between Mr. Gibbons and Mattel that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Date: April 3, 2013

	By:	/s/ ROBERT NORMILE
		Name:	Robert Normile
		Title:	Executive Vice President, Chief Legal Officer and Secretary